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                                                                 EXHIBIT (d)(27)

                        PORTFOLIO MANAGEMENT AGREEMENT


     AGREEMENT made as of the 2nd day of January, 2001 among Pacific Life Insurance Company, ("Adviser"), a California corporation, and Massachusetts Financial Services Company, doing business as MFS Investment Management, a corporation organized under the laws of the State of Delaware ("MFS" or "Portfolio Manager"), and Pacific Select Fund (the "Fund"), a Massachusetts Business Trust.

     WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") in separate portfolios, with each such portfolio representing interests in a separate portfolio; and

     WHEREAS, the Fund currently offers multiple Portfolios, one or more of which the Fund and Adviser desire to retain the Portfolio Manager to render investment advisory services hereunder, and with respect to which the Portfolio Manager is willing to do so; and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and

     WHEREAS, the Portfolio Manager is registered as an investment adviser under the Advisers Act; and

     WHEREAS, the Fund has retained the Adviser to render investment advisory services to various portfolios of the Fund pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Adviser to engage a portfolio manager to discharge the Adviser's responsibilities with respect to the investment management of such portfolios, a copy of which has been provided to the Portfolio Manager and is incorporated herein by reference; and

     WHEREAS, the Fund and the Adviser desire to retain the MFS to furnish investment advisory services to one or more portfolios of the Fund, and the Portfolio Manager is willing to furnish such services to such portfolios and the Adviser in the manner and on the terms hereinafter set forth; and

     NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Fund, the Adviser, and the Portfolio Manager as follows:

     1.  Appointment.  The Fund and the Adviser hereby appoint MFS to act as
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portfolio manager to provide investment advisory services to the series of portfolios listed on the Fee Schedule attached hereto (hereinafter the "Portfolios") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more portfolios other than the Portfolios, the Adviser shall notify the
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Portfolio Manager in writing and shall revise the Fee Schedule to reflect such additional portfolio(s). If the Portfolio Manager is willing to render such services, it shall notify the Fund and Adviser in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.

     2.  Portfolio Manager Duties.  Subject to the supervision of the Fund's
         -------------------------
Board of Trustees and the Adviser, the Portfolio Manager will provide a continuous investment program for the Portfolios and determine the composition of the assets of the Portfolios. The Portfolio Manager will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolio's assets by determining the securities, cash and other investments, including futures and options contracts, if any, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Portfolios, when these transactions should be executed, and what portion of the assets of the Portfolios should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Portfolios. To the extent permitted by the written investment policies of the Portfolios, the Portfolio Manager shall make decisions for the Portfolios as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Portfolios. The Portfolio Manager is authorized to exercise tender offers, exchange offers and to vote proxies on behalf of the Portfolio, each as the Portfolio Manager determines is in the best interest of the Portfolio. In performing these duties, the Portfolio Manager:

         (a) Will (i) manage each of the Portfolios so that it will meet the requirements of Section 851(b)(2) and (3) and Subchapter M of the Internal Revenue Code and (ii) manage the Portfolios so as to ensure compliance by the Portfolios with the diversification requirements of Section 817(h) of the Internal Revenue Code and Regulations issued thereunder. The Adviser will promptly notify the Portfolio Manager of any amendments to the Section 817(h) of the Internal Revenue Code and Regulations issued thereunder. In managing the Portfolios in accordance with these requirements, the Portfolio Manager shall be entitled to receive and act upon advice of counsel to the Fund, counsel to the Adviser, or counsel to the Portfolio Manager that is also reasonably acceptable to the Adviser.

         (b) Shall conform with (i) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to the Fund, the Adviser or the Portfolio Manager), (ii) with all other applicable federal and state laws and regulations pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts, provided Adviser informs Portfolio Manager of all applicable state insurance laws relating to the investment and management of the Portfolios, (iii) with any applicable written procedures, policies and guidelines adopted by the Fund's Board of Trustees and furnished to Portfolio Manager, (iv) with the Portfolio's objectives, investment policies and investment restrictions as stated in the Fund's Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Portfolio Manager, and (5) with the provisions of the Fund's Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time. The Adviser

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agrees to provide promptly to the Portfolio Manager a copy of the documents and other materials mentioned above and all changes made to such documents, together with a list of companies the securities of which are not to be bought or sold for the Portfolios (such list shall include each security name, cusip number, sedol and/or applicable ticker, if applicable) and a list of affiliated brokers and underwriters for reporting transactions under applicable provisions of the 1940 Act. These documents, other materials and any amendments thereto shall not be deemed effective with respect to the Portfolio Manager until three business days after the Portfolio Manager's receipt thereof. Until the Adviser delivers any supplements or amendments to the Portfolio Manager, the Portfolio Manager shall be fully protected in relying on the Fund's Registration Statement previously furnished to the Portfolio Manager by the Adviser.

         (c) Is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Portfolios, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Portfolios, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Fund, as they may be amended or supplemented from time to time and furnished to the Portfolio Manager. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's (or its affiliates) overall responsibilities with respect to the Portfolios and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Portfolio Manager is further authorized to place orders on behalf of the Portfolios through the Portfolio Manager if the Portfolio Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Portfolios or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser and Board of Trustees of the Fund, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor.

         (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Portfolio as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's Registration Statement as furnished to Portfolio Manager. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is

                                       3
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fair and equitable and consistent with the Portfolio Manager's fiduciary obligations to the Fund and to such other clients.

         (e) Will, in connection with the purchase and sale of securities for the Portfolios, together with the Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Fund, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Portfolios, and with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian, and recordkeeping agent, and, if required, the Adviser.

         (f) Will assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities or other assets of the Portfolios for which the custodian and recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. This includes (but is not limited to) obtaining bids and offers or quotes from broker/dealers or market-makers, verifying pricing and providing recommendations as to fair valuations and providing information to assist the Fund in making fair valuations in accordance with Fund procedures, as they may be amended from time to time.

         (g) Will maintain and preserve such records related to each Portfolio's transactions as required under the 1940 Act and the Advisers Act "Required Records". The Portfolio Manager will make available to the Fund and the Adviser promptly upon request, any of the Portfolio's investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Fund), as are necessary to assist the Fund and the Adviser to comply with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority Required Records which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

         (h) Will regularly report to the Fund's Board of Trustees on the investment program for the Portfolios and the issuers and securities represented in the Portfolios' portfolios, and will furnish the Fund's Board of Trustees with respect to the Portfolios such periodic and special reports as the Trustees and the Adviser may reasonably request, including, but not limited to reports regarding compliance with the Fund's procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act of 1940, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, and compliance with the Portfolio Manager's Code of Ethics, and such other procedures or requirements that the Fund or Adviser may reasonably request from time to time.

         (i) Will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining

                                       4
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investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, and will keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Fund and the Adviser will not disclose or use any records or information respecting the Portfolio Manager obtained pursuant to this Agreement, in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

     (j) Shall not permit any employee of the Portfolio Manager to have any material connection with the handling of the Portfolios if such employee has:

         (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act.

         (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     (k) Shall provide to Adviser a complete copy of Portfolio Manager's Form ADV as filed with the Securities and Exchange Commission and a list of persons who Portfolio Manager wishes to have authorized to give written and/or oral instructions to Custodians of Fund assets for the Portfolios. The Adviser has received a current copy of the Portfolio Manager's Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC. On an annual basis, (or more frequently if requested by the Adviser or the Fund's Board of Trustees) the Portfolio Manager agrees to provide the Adviser with current copies of the Portfolio Manager's Form ADV, and any supplements or amendments thereto, as filed with the SEC.

     3.  Disclosure about Portfolio Manager.  The Portfolio Manager has reviewed
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the current Registration Statement for the Fund and agrees to promptly review future Registration Statements, including any supplements thereto which relate to Portfolio Manager, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, with

                                       5
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respect to the disclosure about the Portfolio Manager or any performance information the Portfolio Manager provides that is included in the Registration Statement for the Fund, such Registration Statement contains as of the date hereof, or will contain as of the date of effectiveness of any future Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. Portfolio Manager represents and warrants that any performance information provided by it to the Adviser or the Fund in writing, which is used as the basis for calculating adjusted performance, shall be true and correct, does not contain any misstatement of a material fact or omit any statement of material fact which was required to be stated therein or necessary to make the information provided to the Adviser or the Fund not misleading. The Portfolio Manager further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Fund, or any amendment or supplement thereto, are made in direct reliance upon and in direct conformity with specific information furnished by the Portfolio Manager expressly for use therein ("Furnished Information"), such Registration Statement and any amendments or supplements thereto will, with respect to the Furnished Information, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Portfolio Manager represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered.

     4.  Expenses.  The Portfolio Manager shall bear all expenses incurred by it
         --------
and its staff and for their activities in connection with the performance if its services under this Agreement, including but not limited to salaries, overhead, travel, preparation of Board materials, review of marketing materials, marketing support. Each Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs of regulatory compliance; and pro rata costs associated with maintaining the Fund legal existence and shareholder relations. All other expenses not specifically assumed by the Portfolio Manager hereunder or by the Adviser under the Advisory Agreement are borne by the applicable Portfolio of the Fund.

     5.  Compensation.  For the services provided and the expenses borne by the
         ------------
Portfolio Manager pursuant to this Agreement, the Adviser will pay to the Portfolio Manager a fee in accordance with the Fee Schedule attached to this Agreement. This fee will be computed and accrued daily and payable monthly. The monthly management fee shall be paid to the Portfolio Manager not later than the 15th business day of the month following the month in which such services were rendered and shall be based upon the average net asset values of Portfolios for the month as determined as of the close of each business day of the month. Documentation that verifies the calculation of such fee will be provided upon request of the Portfolio Manager. If the management of the Portfolios by the Portfolio Manager commences or terminates at any time other than the beginning or end of a month, the management fee shall be prorated for that portion of such month.

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     6.  Seed Money.  The Adviser agrees that the Portfolio Manager shall not be
         ----------
responsible for providing money for the initial capitalization of any Portfolio.

     7.  Compliance.
         ----------

         (a) The Portfolio Manager agrees that it shall immediately notify the Adviser and the Fund (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions, (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Adviser and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

         (b) The Adviser agrees that it shall immediately notify the Portfolio Manager (i) in the event that the SEC has censured the Adviser or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder.

     8.  Independent Contractor.  The Portfolio Manager shall for all purposes
         ----------------------
herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Adviser from time to time, have no authority to act for or represent the Adviser in any way or otherwise be deemed its agent. The Portfolio Manager understands that unless provided herein or authorized from time to time by the Fund, the Portfolio Manager shall have no authority to act for or represent the Fund in any way or otherwise be deemed the Fund's Agent.

     9.  Books and Records.  In compliance with the requirements of Rule 31a-3
         -----------------
under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's or the Adviser's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records.

     10.  Cooperation.  Each party to this Agreement agrees to reasonably
          -----------
cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Fund.

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

     11.  Responsibility and Control.  Notwithstanding any other provision of
          --------------------------
this Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Portfolio Manager.

     12.  Services Not Exclusive.  It is understood that the services of the
          ----------------------
Portfolio Manager and its employees are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Portfolios) or from engaging in other activities.

     13.  Liability.  Except as provided in Section 14 and as may otherwise be
          ---------
required by the 1940 Act or the rules thereunder or other applicable law, the Fund and the Adviser agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of
Section 15 of the 1933 Act, controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement. Notwithstanding the foregoing, the Portfolio Manager may be liable to the Fund for acts of good faith and nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Fund may have under federal or state securities laws.

     14.  Indemnification.
          ---------------

          (a) The Portfolio Manager agrees to indemnify and hold harmless, the Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Fund which (i) may be based upon any misfeasance, non-feasance, bad faith, negligence or reckless disregard of the Portfolio Manager's obligations and/or duties under this Agreement by the Portfolio Managers or by any of its directors, officers or employees, or any affiliate acting on behalf of the Portfolio Manager (other than a PL Indemnified Person), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Shares of the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing as provided in Section 3 hereof to the Adviser, the Fund, or any affiliated person of the Fund by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than a PL Indemnified Person); provided, however, that in no case is the Portfolio Manager's indemnity in favor of the Adviser or any affiliated person or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligation and duties under this Agreement.

         (b) The Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Portfolio Manager and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls ("controlling person") the Portfolio Manager (collectively, "Portfolio Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of the Fund which (i) may be based upon any misfeasance, nonfeasance, bad faith or negligence by the Adviser, any of its employees or any affiliate acting on behalf of the Adviser (other than a Portfolio Manager Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering Shares of the Fund or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to as provided in Section 3 hereof the Fund or the Adviser or any affiliated person of the Adviser by a Portfolio Manager Indemnified Person (other than an Adviser Indemnified Person); provided however, that in no case is the indemnity of the Adviser in favor of the Portfolio Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

     15.  Duration and Termination.  This Agreement shall become effective as of
          ------------------------
the date of execution first written above, and shall continue in effect for two years from such date and continue thereafter on an annual basis with respect to each Portfolio; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Fund, or (b) by the vote of a majority of the outstanding voting shares of each Portfolio, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Fund, the Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding shares (as defined in the 1940 Act) of the Portfolios. This Agreement may be terminated with respect to any Portfolio:

         (a) by the Fund at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, forfeiture, compulsory buyout amount, or performance of any other obligation which could deter termination, by vote of a majority of the entire Board of Trustees of the Fund or by a vote of a majority of the outstanding voting shares of the Fund or, with respect to a particular Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, on 60 days' written notice to the Portfolio Manager and the Adviser;

         (b) by the Portfolio Manager at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Adviser and the Fund.

         (c) by the Adviser at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Portfolio Manager and the Fund.

     Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Portfolio shall be effective to continue this Agreement with respect to such Portfolio notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise.

     This Agreement will terminate automatically in event of its assignment (as that term is defined in the 1940 Act), but shall not terminate in connection with any transaction not deemed an assignment within the meaning of Rules 2a-6 under the 1940 Act, or any other rule adopted by the SEC regarding transactions not deemed to be assignments. In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(h) for a period of six years, and 10, 11, 13, 14 and 16 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

     16.  Use of Name.
          -----------

          (a) It is understood that the name "Pacific Life Insurance Company" or "Pacific Life", "Pacific Life & Annuity Company" or "PL&A" or "Pacific Select Fund" or any derivative thereof or logo associated with those names are the valuable property of the Adviser and its affiliates. Portfolio Manager shall not use such names (or derivatives or logos) without the prior written approval of the Adviser and only for so long as the Adviser is an investment adviser to the Fund and/or the Portfolios. Upon termination of the Investment Advisory Agreement between the Fund and the Adviser, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

          (b) It is understood that the name "Massachusetts Financial Services Company" or "MFS Investment Management" or "MFS" or any derivative thereof or logo associated with those names are the valuable property of the Portfolio Manager and that the Fund and Adviser have the right to use such name (or derivative or logo), in the Fund's prospectus, SAI and registration statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, and for so long as the Portfolio Manager is a Portfolio Manager to one or more Portfolios of the Fund. Neither the Fund nor the Adviser shall use the Portfolio Manager's name or logo in promotional or sales related materials prepared by or on behalf of the Adviser or the Fund, without prior review and written approval by the Portfolio Manager. Upon termination of this Agreement among the Fund, the Adviser and the Portfolio Manager, the Fund and the Adviser shall forthwith cease to use such name (or logo).

     17.  Limitation of Liability.
          -----------------------

          A copy of the Amended and Restated Agreement and Declaration of Trust for the Fund is on file with the Secretary of the Commonwealth of Massachusetts. The Agreement and Declaration of Trust has been executed on behalf of the Fund by a Trustee of the Fund in his capacity as Trustee of the Fund and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Fund individually.

     18.  Notices
          -------

          All notices and other communications hereunder shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

                  A.  if to the Portfolio Manager, to:

                  Massachusetts Financial Services Company
                  500 Boylston Street
                  Boston, MA 02116
                  Fax # (617) 954-7770
                  Attention: Legal Department
                  James F. DesMarais

                  B.  if to the Adviser, to:

                  Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-6952
                  Attention: Diane Ledger

                  C.  if to the Fund, to:

                  Pacific Select Fund
                  c/o Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-6952
                  Attention: Diane Ledger

     19.  Miscellaneous.
          --------------

          (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) To the extent permitted under Section 15 of this Agreement, this Agreement may only be assigned by any party with prior written consent of the other parties.

          (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

          (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.


                        PACIFIC LIFE INSURANCE COMPANY


Attest: /s/ SHARON A. CHEEVER          By: /s/ EDWARD R. BYRD
        ------------------------           -------------------------------
Name:   Sharon Cheever                 Name:   Edward R. Byrd
Title:  Assistant Secretary            Title:  Vice President, Controller


                   Massachusetts Financial Services Company


Attest:                                 By: /s/ ARNOLD D. SCOTT
        ------------------------            ------------------------------
Name:                                   Name:  Arnold D. Scott
Title:                                  Title: Senior Executive Vice President


                              PACIFIC SELECT FUND


Attest: /s/ BRIAN D. KLEMENS            By: /s/ SHARON A. CHEEVER
        ------------------------            ------------------------------
Name:   Brian D. Klemens                Name:  Sharon A. Cheever
Title:  Vice President & Treasurer      Title: Vice President, General Counsel

                              PACIFIC SELECT FUND
                                  FEE SCHEDULE


Portfolio:  Mid-Cap Growth Series

Fee: The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Portfolio at an annual rate equal to:

Monthly Sub-Advisory Fee as a % of Average daily net assets:

For the first $300 million  0.400%
On the next $300 million    0.375%
On the next $300 million    0.35%
On the next $600 million    0.325%
Over $1.5 billion           0.25%



Portfolio:  Capital Opportunity Series

Fee: The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Portfolio at an annual rate equal to:


Monthly Sub-Advisory Fee as a % of Average daily net assets:

For the first $300 million  0.400%
On the next $300 million    0.375%
On the next $300 million    0.35%
On the next $600 million    0.325%
Over $1.5 billion           0.25%



Portfolio:  Global Growth Series

Fee: The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Portfolio at an annual rate equal to:

Monthly Sub-Advisory Fee as a % of Average daily net assets:

For the first $200 million  0.55%
On the next $300 million    0.50%
On the next $500 million    0.45%
Over $1 billion             0.40%